Exhibit 4.4

Exhibit 4.4

Corbus Pharmaceuticals Holdings, Inc.

NUMBER

CERT.

SHARES

COMMON STOCK

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

$0.0001 PAR VALUE COMMON STOCK

THIS CERTIFIES THAT

*SPECIMEN*

Is The Owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

Corbus Pharmaceuticals Holdings, Inc.

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Dated:

COUNTERSIGNED AND REGISTERED:

VSTOCK TRANSFER, LLC

Transfer Agent and Registrar

By:

AUTHORIZED SIGNATURE

Chief Financial Officer